Exhibit 10.1

EIGHTH AMENDMENT TO MASTER REPURCHASE AGREEMENT

THIS EIGHTH AMENDMENT TO MASTER REPURCHASE AGREEMENT (this “Amendment”), dated as of September 20, 2013, is made and entered into between and among HomeAmerican Mortgage Corporation, a Colorado corporation (the “Seller”), and U.S. Bank National Association, as administrative agent and representative of itself as a Buyer and the other Buyers (in such capacity, the “Agent”) and as a Buyer (in such capacity, “U.S. Bank”).

RECITALS:

A.     The Seller, U.S. Bank, and the Agent are parties to a Master Repurchase Agreement dated as of November 12, 2008, as amended by a First Amendment to Master Repurchase Agreement dated as of October 29, 2009, a Second Amendment to Master Repurchase Agreement dated as of October 21, 2010, a Third Amendment to Master Repurchase Agreement dated as of September 14, 2011, a Fourth Amendment to Master Repurchase Agreement dated as of September 29, 2011, a Fifth Amendment to Master Repurchase Agreement dated as of January 31, 2012, a Sixth Amendment to Master Repurchase Agreement dated as of September 21, 2012, and a Seventh Amendment to Master Repurchase Agreement dated as of December 21, 2012 (as so amended, the “Repurchase Agreement”).

B.     The Seller and the Agent now desire to amend certain provisions of the Repurchase Agreement as set forth herein.

AGREEMENT:

In consideration of the premises herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.          Definitions. Capitalized terms used and not otherwise defined in this Amendment have the meanings specified in the Repurchase Agreement.

Section 2.          Amendments. The Repurchase Agreement is hereby amended as follows:

2.1.     Definitions. The definitions of “Adjusted Tangible Net Worth,” “LIBOR Margin,” and “Termination Date” in Section 1.2 of the Repurchase Agreement are amended and restated in their respective entireties as follows:

“Adjusted Tangible Net Worth” means, as of any date, the sum of (a) all assets of the Seller and the Subsidiaries on a Consolidated basis, minus (b) the sum of (i) all Debt and all Contingent Indebtedness of the Seller and the Subsidiaries, and (ii) all assets of the Seller and the Subsidiaries that would be classified as intangible assets under GAAP, including, but not limited to, goodwill (whether representing the excess of cost over book value of assets acquired or otherwise), patents, trademarks, trade names, copyrights, franchises and deferred charges, but excluding Capitalized Servicing Rights, and (iii) receivables from Affiliates.

“LIBOR Margin” means 2.75%.

“Termination Date” means the earlier of (a) September 19, 2014, or (b) the date when the Buyers’ Commitments are terminated pursuant to this Agreement, by order of any Governmental Authority or by operation of law.

2.2.     LIBOR Floor. Section 5.1 of the Repurchase Agreement is amended by deleting the phrase “3.25%” as it appears therein and substituting the phrase “3.00%” in lieu thereof.

2.3.     Liquidity. Section 17.15 of the Repurchase Agreement is amended and restated in its entirety as follows:

17.15.     Liquidity. The Seller’s Liquidity shall at all times be no less than $12,000,000.

2.4.     Compliance Certificate. Exhibit C to the Repurchase Agreement is amended and restated in its entirety as set forth on Exhibit A hereto.

2.5.     Approved Investors. Schedule AI to the Repurchase Agreement is amended and restated in its entirety as set forth on Exhibit B hereto.

2.6.     Eligible Loans. Schedule EL to the Repurchase Agreement is amended and restated in its entirety as set forth on Exhibit C hereto.

Section 3.          Conditions Precedent and Effectiveness. This Amendment shall be effective as of the date first above written, upon the occurrence of the following events:

3.1.     delivery to the Agent of this Amendment duly executed by the Seller in a quantity sufficient that the Agent and the Seller may each have a fully executed original;

3.2.     delivery to the Agent of a certificate of the corporate secretary of the Seller certifying (a) that the resolutions adopted by the Seller’s board of directors on November 18, 2005, authorizing execution, delivery and performance of the credit facilities, remain in full force and effect and that no further approval of the Seller’s board of directors is required in connection with the execution, delivery, and performance of this Amendment, (b) as to the incumbency of the officers executing this Amendment on behalf of the Seller, and (c) that there has been no change to the Seller’s articles of incorporation or bylaws since copies of the same were delivered to the Agent on or about November 12, 2008; and

3.3.     delivery to the Agent of such other documents as it may reasonably request.

Section 4.          Miscellaneous.

4.1.     Ratifications. The terms and provisions of this Amendment shall modify and supersede all inconsistent terms and provisions of the Repurchase Agreement and the other Repurchase Documents, and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Repurchase Agreement and each other Repurchase Document are ratified and confirmed and shall continue in full force and effect.

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4.2.     Seller Representations and Warranties. The Seller hereby represents and warrants that (a) the representations and warranties in Article 15 of the Repurchase Agreement and in the other Repurchase Documents are true and correct in all material respects with the same force and effect on and as of the date hereof as though made as of the date hereof, and (b) after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

4.3.     Survival. The representations and warranties made by the Seller in this Amendment shall survive the execution and delivery of this Amendment.

4.4.     Reference to Repurchase Agreement. Each of the Repurchase Documents, including the Repurchase Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Repurchase Agreement as amended hereby, is hereby amended so that any reference in such Repurchase Document to the Repurchase Agreement refers to the Repurchase Agreement as amended and modified hereby.

4.5.     Applicable Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

4.6.     Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the Agent, the Buyers, the Seller, and their respective successors and assigns, except that the Seller may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Agent.

4.7.     Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

4.8.     Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

4.9.     ENTIRE AGREEMENT. THIS AMENDMENT AND THE OTHER REPURCHASE DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND THERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO OR THERETO.

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In witness whereof the parties have caused this Amendment to be executed as of the date first written above.

SELLER AND SERVICER:

HOMEAMERICAN MORTGAGE CORPORATION, as Seller and Servicer

By:	/s/ John J. Heaney
Name:	John J. Heaney
Title:	Senior Vice President and Treasurer

AGENT AND BUYER:

U.S. BANK NATIONAL ASSOCIATION, as Agent and Buyer

By:	/s/ Edwin D. Jenkins
Name:	Edwin D. Jenkins
Title:	Senior Vice President

[Signature Page to Eighth Amendment to Master Repurchase Agreement]

EXHIBIT A TO EIGHTH AMENDMENT TO
MASTER REPURCHASE AGREEMENT

EXHIBIT C
TO Master Repurchase Agreement

FORM OF FINANCIAL OFFICER’S CERTIFICATE

OFFICER’S CERTIFICATE

AGENT:     U.S. Bank National Association

SELLER:     HomeAmerican Mortgage Corporation

SUBJECT PERIOD:                   ended                 , 20___

DATE:                                 , 20___

This certificate is delivered to the Agent and the Buyers under the Master Repurchase Agreement dated as of November 12, 2008 (as supplemented, amended or restated from time to time, the “Current Repurchase Agreement”), among the Seller, the Agent and the Buyers from time to time party thereto. Unless they are otherwise defined in this request, terms defined in the Current Repurchase Agreement have the same meanings here as there.

The undersigned officer of the Seller certifies to the Agent that on the date of this certificate that:

1.     The undersigned is an incumbent officer of the Seller, holding the title stated below the undersigned’s signature below.

2.     The Seller’s Financial Statements that are attached to this certificate were prepared in accordance with GAAP (except that interim i.e., other than annual Financial Statements exclude notes to Financial Statements and statements of changes to stockholders’ equity and are subject to year-end adjustments) and (subject to the aforesaid proviso as to interim Financial Statements) present fairly the Seller’s financial condition and results of operations as of _________________ for that month (the “Subject Period”) and for the year to that date.

3.     The undersigned officer of the Seller supervised a review of the Seller’s activities during the Subject Period in respect of the following matters and has determined the following:

(a)     except to the extent that a representation or warranty speaks to a specific date, the representations and warranties of the Seller in the Current Repurchase Agreement and the other Repurchase Documents are true and correct in all material respects, other than the changes, if any, described on the attached Annex A;

(b)     no event has occurred which could reasonably be expected to have a materially adverse effect on any of the Central Elements of the Seller;

(c)     the Seller has complied with all of its obligations under the Repurchase Documents, other than the deviations, if any, described on the attached Annex A;

(d)     no Event of Default has occurred that has not been declared by the Agent in writing to have been cured or waived, and no Default has occurred that has not been cured before it became an Event of Default, other than those Events of Default and/or Defaults, if any, described on the attached Annex A; and

(e)     the HUD Compare Ratio and compliance by the Seller with the financial covenants in Sections 17.12, 17.13, 17.14 and 17.15 of the Current Repurchase Agreement are accurately calculated on the attached Annex A.

HOMEAMERICAN MORTGAGE CORPORATION

By:
Name:
Title:

ANNEX A TO OFFICER’S CERTIFICATE

1.     Describe deviations from compliance with obligations, if any — clause 3(b) of attached Officer’s Certificate — if none, so state:

2.     Describe Defaults or Events of Default, if any — clause 3(c) of attached Officer’s Certificate — if none, so state:

3.     Provide the following calculations:

(a)     Section 17.12. The Seller’s Adjusted Tangible Net Worth as of __________ is $____________________ (the minimum under Section 17.12 is $18,000,000.)

Adjusted Tangible Net Worth

Consolidated Assets:	$ __________________
Minus Debt:	$ __________________
Minus Contingent Indebtedness:	$ __________________
Minus Intangible Assets (excluding Capitalized Servicing Rights):	$ __________________
Minus Receivables from Affiliates:	$ __________________
ADJUSTED TANGIBLE NET WORTH:	$ __________________

(b)     Section 17.13. The ratio of Seller’s Total Liabilities to Adjusted Tangible Net Worth of the Seller on a consolidated basis with its Subsidiaries, measured monthly is ___ to 1.0 (the maximum ratio under Section 17.13 is 8.00:1.00.)

Leverage Ratio

Total Liabilities (excluding Qualified Subordinated Debt):	$ ____________
Adjusted Tangible Net Worth:	$ ____________
LEVERAGE RATIO:	_____ To 1

(c)     Section 17.14. The Seller’s GAAP net income for the twelve (12) consecutive months ended ________, 20___ is $______(the minimum under Section 17.14 is $1.00.)

(d)     Section 17.15. The Seller’s liquidity (unrestricted cash, Cash Equivalents and unused portion of the Purchase Value of the Purchased Loans), as of __________________, 20___ was $_____________ (the minimum under Section 17.15 is $12,000,000).

Liquidity

Unencumbered cash and cash equivalents:	$ _______________
Plus Unused availability against Purchased Loans (Purchase Value – Purchase Price):	$ _______________
LIQUIDITY:	$ _______________

(e)     HUD Compare Ratio. The Seller’s HUD Compare Ratio, as of the month ended _____________, 20__, is ________ to 1.00.

4. Describe and give details regarding (i) notices received by Seller requesting or demanding that Seller repurchase (or pay indemnity or other compensation in respect of) Mortgage Loans previously sold or otherwise disposed of by the Seller to any Approved Investor or other Person pursuant to any express or implied repurchase or indemnity obligation as provided pursuant to Section 16.5, and (ii) actual repurchase and indemnity payments made by Seller to any Person.

	9/30/2012	12/31/2012	3/31/2013	6/30/2013	9/30/2013

Loan Repurchase Requests
Reserve amount
Loan Repurchase Requests (net)

Reserve policy

Loan Repurchases
Reserve amount
Loan Repurchases (net)

Reserve policy

Loans Held for Investment
Reserve amount
Loans Held for Investment (net)

LHFI reserve policy

REO
Reserve amount
REO (net)

REO reserve policy

EXHIBIT B TO EIGHTH AMENDMENT TO
MASTER REPURCHASE AGREEMENT

SCHEDULE AI
TO Master Repurchase Agreement

APPROVED INVESTORS

Investor	S&P CP Rating	Moody’s CP Rating	Related Parent Company	Product Eligibility
Colorado Housing and Finance Authority	N/A	N/A		Conforming
Federal Home Loan Mortgage Corp. (Freddie Mac)	N/A	N/A		Conforming
Federal National Mortgage Assoc. (FNMA)	N/A	N/A		Conforming
Government National Mortgage Assoc. (GNMA)	N/A	N/A		Conforming
JPMorgan Chase Bank	A-1+	P-1	JPMorgan Chase & Co.	Conforming/non-conforming
Penny Mac Corporation	N/A	N/A		Conforming
U.S. Bank Home Mortgage	A-1+	P-1	U.S. Bank National Association	Conforming/non-conforming
Wells Fargo Bank, N.A.	A-1+	P-1	Wells Fargo & Co.	Conforming/non-conforming

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EXHIBIT C TO EIGHTH AMENDMENT TO
MASTER REPURCHASE AGREEMENT

SCHEDULE EL
TO Master Repurchase Agreement

ELIGIBLE LOANS

“Eligible Loans” means Single-family Loans that are amortizing Conforming Mortgage Loans with original terms to stated maturities of thirty (30) years or less and that satisfy all applicable requirements of this Agreement for Conforming Mortgage Loans, and shall also mean Single-family Loans that are Jumbo Mortgage Loans that otherwise meet all criteria for Eligible Loans set forth on this Schedule EL and are not subject to a Disqualifier. Each Mortgage Loan must be secured by a first priority Lien on its related Mortgaged Premises. It may bear interest at a fixed interest rate, at a fluctuating interest rate or at a fixed or fluctuating interest rate for part of its term followed, respectively, by a fluctuating or fixed interest rate for the remainder of its term. No Mortgage Loan shall be an Eligible Loan at any time:

(1)       If the Mortgaged Premises securing it is a mobile home, manufactured housing, or cooperative housing unit.

(2)       That contains or is otherwise subject to any contractual restriction or prohibition on the free transferability of such Mortgage Loan, all Liens securing it and all related rights (other than Legal Requirements requiring notification to its obligor(s) of any transfer of it or of its servicing or administration), either absolutely or as security.

(3)       If any of its owners-mortgagors is a corporation, partnership or any other entity that is not a natural person or a trust for natural persons unless its full payment when due is guaranteed by a natural person.

(4)       If any of its owner-mortgagors is an Affiliate of a Seller or any of the Seller’s or any such Affiliate’s directors, or appointed officers, unless all of the following are true: (a) such Mortgage Loan is a Single-family Loan secured by a first priority Lien on the related Mortgaged Premises, (b) the owner-mortgagor occupies the Mortgaged Premises as a primary or secondary residence, and (c) such Mortgage Loan will not cause the Aggregate Outstanding Purchase Price of all Purchased Loans to such Affiliates, directors and officers to exceed $1,000,000 and (d) no more than 30 days have elapsed since the Purchase Date of such Mortgage Loan.

(5)       Whose related Mortgaged Premises are not covered by a Hazard Insurance Policy.

(6)       That is a construction, rehabilitation or commercial loan. The Agent, Buyers and Custodian may rely on a Seller’s representation and warranty that no Purchased Loan is such a loan.

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(7)       In the case of a Jumbo Mortgage Loan, (i) has a cumulative loan to value ratio greater than 90%, (ii) has a FICO score less than 700, (iii) is not fully documented as to income or asset values, (iv) is not eligible for purchase by two Approved Investors (or, in the case of Mortgage Loans sold to U.S. Bank Home Mortgage, one Approved Investor) with short-term unsecured obligations rated not lower than A-1/P-1, (v) is not sold to an Approved Investor with short-term unsecured obligations rated not lower than A-1/P-1, or (vi) has not been prior approved by an Approved Investor for purchase except in cases where the Seller has delegated underwriting guaranties for Mortgage Loans with an original principal balance up to One Million dollars ($1,000,000).

(8)       [Reserved.]

(9)       That was originated more than thirty (30) days before its Purchase Date.

(10)     That is In Default or ever was In Default.

(11)     That contains any term or condition such that the repayment schedule results in the outstanding principal balance increasing over time, rather than amortizing, whether or not such Mortgage Loan is deemed to be an “option ARM”, “negative amortization” or “graduated payment” loan. The Agent, the Buyers and the Custodian may rely on a Seller’s representation and warranty that any Mortgage Loan duly sold to the Buyers amortizes over time.

(12)     In connection with the origination of which a policy of single-premium life insurance on the life of a mortgagor, borrower or guarantor was purchased.

(13)     That (i) is subject to the special Truth-in-Lending disclosure requirements imposed by Section 32 of Regulation Z of the Federal Reserve Board (12 C.F.R. § 226.32) or any similar state or local Law relating to high interest rate credit or lending transactions or (ii) contains any term or condition, or involves any loan origination practice, that (1) has been defined as “high cost”, “high risk”, “predatory”, “covered”, “threshold” or a similar term under any such applicable federal, state or local law, (2) has been expressly categorized as an “unfair” or “deceptive” term, condition or practice in any such applicable federal, state or local law (or the regulations promulgated thereunder) or (3) by the terms of such Law exposes assignees of Mortgage Loans to possible civil or criminal liability or damages or exposes any Buyer or the Agent to regulatory action or enforcement proceedings, penalties or other sanctions. The Agent, Buyers and Custodian may rely on a Seller’s representation and warranty that no Purchased Loan is such a loan.

(14)     That a Seller or any Affiliate has previously warehoused with any other Person, whether under a lending arrangement or an arrangement involving a sale in contemplation of a subsequent further sale to (or securitization by) a secondary mortgage market purchaser, whether with or without such Seller’s having any conditional repurchase or other recourse obligation, and that was rejected or became ineligible or disqualified to be lent against or purchased and held by such other Person. The Agent, Buyers and Custodian may rely on a Seller’s representation and warranty that no Purchased Loan is such a loan.

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(15)     That a Seller or any Affiliate sold and transferred, or attempted to sell and transfer, to any other Person; provided, that a Purchased Loan shall not cease to be an Eligible Loan as a result of the return of such Purchased Loan by an Investor to which it was shipped by the Custodian.

(16)     In the case of a First Mortgage Loan, that has a loan to value ratio greater than eighty percent (80%) unless such Mortgage Loan is guaranteed by VA or is insured by FHA or private mortgage insurance provided by a provider acceptable to the Agent.

(17)     Except qualifying, FHA Loans and VA Loans, that has a Cumulative Loan-to-Value Ratio greater than one hundred percent (100%).

(18)     Unless all of a Seller’s right, title and interest in and to the Purchased Loan is subject to a first priority perfected security interest in favor of the Agent for the benefit of the Buyers subject to no other liens, security interests, charges or encumbrances other than such Seller’s right to repurchase the Purchased Loan hereunder.

(19)     Unless all the representations and warranties set forth in this Agreement, including, without limitation, Section 15.3 and Section 15.4 are true and correct with respect to such Purchased Loan at all times on and after the related Purchase Date.

(20)     That is not covered by an Investor Commitment or Hedge Agreement.

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